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                                                                     EXHIBIT 3.2


                                     FORM OF
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       INTERSTATE HOTELS MANAGEMENT, INC.

                                    ARTICLE I
                                    ---------

                             Definitions and Offices
                             -----------------------

         1.1 Definitions For purposes of these Bylaws, the following words shall have the meanings set forth below:

                  (a) "Articles" shall mean the Articles of Incorporation of the Corporation, as amended from time to time.

                  (b) "Corporation" shall mean Interstate Hotels Management,
Inc.

                  (c) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or other similar national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

                  (d) "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         1.2 Principal Executive Office. The principal executive office of the Corporation shall be located at such place or places as the Board of Directors may designate.

         1.3 Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.



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                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

         2.1 Places of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Maryland but within the United States, as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the Chief Executive Officer, or if no such Chief Executive Officer is then in office, the President, which place may subsequently be changed at any time by vote of the Board of Directors.

         2.2 Annual Meeting. The annual meeting of stockholders, for the election of Directors and the transaction of such other business as may come properly before the meeting, shall be held each year during the month of May at such date and time as shall be determined by a majority of the Board of Directors, the Chairman of the Board, if one is elected, or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President, which date and time may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

         At any annual meeting of stockholders or any special meeting in lieu of an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.9.

         2.3 Special Meetings. Except as otherwise required by law or by the Articles and subject to the rights, if any, of the holders of any class or series of stock of the Corporation, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, by the Chairman of the Board, if one is elected, or by the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Special meetings of stockholders shall also be


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called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

         2.4 Notice of Meetings; Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these Bylaws or by law), not less than 10 days nor more than 90 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Articles or under these Bylaws, is entitled to such notice, by personally delivering such notice to him or her, by leaving such notice at his or her residence or usual place of business or by mail, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under
Section 2.9 of these Bylaws.

         When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business,
(b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is



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otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Articles or under these Bylaws, is entitled to such notice.

         2.5 Quorum. Except as otherwise required by law or by the Articles, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business at such meeting. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Articles. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be filed with the Secretary of the Corporation before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

         2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders (other than the election of Directors) shall be decided by the affirmative vote of


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the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Articles or by these Bylaws. Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Any election or Directors by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors, except where a larger vote is required by law, by the Articles or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         2.8 Stockholder List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.9 Stockholder Proposals. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder shall: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first annual meeting following the initial registration of the Common Stock of the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation or (y) the 75th day prior to the scheduled date of such annual meeting as set forth in the Public Announcement. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 15th day following the day on which Public


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Announcement of the date of such annual meeting is first made by the Corporation or (2) the 75th day prior to the scheduled date of such annual meeting as set forth in the Public Announcement.

         A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners,
(v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof).



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         2.10 Voting Procedures and Inspectors of Elections. The Corporation
shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the MGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

         2.11 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

         3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Articles or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

         3.2 Number of Directors. The number of Directors shall be determined as provided in the Articles. The Directors shall hold office in the manner provided in the Articles.

         3.3 Election and Removal of Directors; Quorum.

                  (a) Directors shall be elected and removed in the manner provided for in the Articles.

                  (b) Vacancies in the Board of Directors shall be filled in the manner provided for in the Articles.



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                  (c) At any meeting of the Board of Directors, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.6 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

                  (d) No Director need be a stockholder of the Corporation.

                  (e) A Director may resign in the manner provided for in the Articles.

         3.4 Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 3.4, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

         3.5 Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

         3.6 Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address at least three business days in advance of the meeting, or by written notice mailed to his or her business or home address at least three business days in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

         When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting



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adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

         A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.7 Nominations. Except as otherwise provided in the Articles, nominations of candidates for election as Directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section
3.7. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 3.7 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as Directors at an annual meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.7. For the first annual meeting following the initial registration of the Common Stock of the Corporation under the Exchange Act, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation or (ii) the 75th day prior to the scheduled date of such annual meeting as set forth in the Public Announcement. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(x) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation or (y) the 75th day prior to the scheduled date of such annual meeting as set forth in the Public Announcement.



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         A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s);
(b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available and shall be earlier than the date of such stockholder notice) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.7, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second paragraph of this Section 3.7, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal



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executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.

         Except as otherwise provided in the Articles, no person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.7. Election of Directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section 3.7 shall be provided for use at the annual meeting.

         3.8 Action at Meeting and by Consent.

                  (a) At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles or by these Bylaws.

                  (b) Except as expressly provided in Section 3.9 hereof and except as may be provided elsewhere herein, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         3.9 Certain Matters. The Board of Directors shall, on a quarterly basis, review a report prepared by management of the Corporation summarizing for each hotel in which the Corporation holds an interest (i) the status of renovations and maintenance projects being conducted, (ii) the level of guest satisfaction, (iii) quality scores, and (iv) financial performance.

                  In addition, and notwithstanding anything to the contrary in these Bylaws, the following actions by the Corporation shall require the approval of (i) a majority of the Board of Directors and (ii) a majority of the Class A Directors (as defined in the Articles) who vote on the action, which approvals shall be obtained at a meeting of the Board of Directors at which a quorum is present (and shall not be obtained by written consent in lieu thereof):

                  (a) The entry by the Corporation into any transaction, or series of related transactions, in which the amount involved is expected to exceed one hundred thousand dollars ($100,000), with either Marriott International, Inc., a Delaware corporation ("Marriott"), Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), Wyndham International, Inc., a Delaware corporation ("Wyndham"), or any entity controlled by Marriott, Patriot or Wyndham. In addition, to the extent the Corporation serves as the managing member of Interstate Hotels, LLC, a Delaware limited liability company ("Interstate

LLC"), or IHC II, LLC, a Delaware limited liability company ("IHC LLC" and, together with Interstate LLC, the "LLCs"), any transaction or series of related transactions proposed to be entered into by either LLC that would, if such transaction or transactions were to be entered into by the Corporation, require the approval of the Board of Directors under this Section 3.9(a), shall, as a condition to the Corporation's approving such transaction or transactions in its capacity as managing member of such LLC, require the approval of the Board of Directors under this Section 3.9(a) as if such transaction or transactions were proposed to be entered into by the Corporation.

                  (b) The modification or termination by the Corporation of any franchise agreement relating to a Marriott-branded hotel.

                  (c) The commencement by the Corporation of any legal action, whether in a court of law, arbitration tribunal or otherwise, or the filing of a claim or counterclaim by the Corporation in any such legal action, against Marriott, Patriot or Wyndham or any entity controlled by Marriott, Patriot or Wyndham or any officer or director of Marriott, Patriot or Wyndham or of any entity controlled by Marriott, Patriot or Wyndham.

         3.10 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

         3.11 Compensation of Directors. By resolution of the Board of Directors, Directors may be allowed a fee or other compensation for serving as a Director and/or for serving on any committee of the Board of Directors and a fee or other compensation and expenses for attendance at a meeting of the Board and/or any committee thereof, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

         3.12 Reliance. Each Director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

                                   ARTICLE IV
                                   ----------

                                   Committees
                                   ----------

         4.1 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors; provided, however, that no committee shall be created by the Board of Directors, nor shall any member be appointed to or removed from any committee, without the approval of each Class B and Class C Director (as defined in the Articles) then serving on the Board of Directors.

         4.2 Powers. The Board of Directors may delegate to committees appointed under Section 4.1 of this Article any of the powers of the Board of Directors, except for the matters specified in Section 3.9 hereof as requiring Board approval at a Board meeting and except as prohibited by law, by the Articles or by these Bylaws.

         4.3 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         4.4 Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         4.5 Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         4.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V
                                    ---------

                                    Officers
                                    --------

         5.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine.

         5.2 Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors in accordance with this Article V at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

         5.3 Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time; provided, that such officer does not serve concurrently as both President and Vice President. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

         5.4 Tenure. Except as otherwise provided by the Articles or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         5.5 Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5.6 Removal. Except as otherwise provided by law, if the Board of Directors in its judgement finds that the best interests of the Corporation will be served, it may remove any officer by the affirmative vote of a majority of the Directors then in office; provided however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         5.7 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

         5.8 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         5.9 President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

         5.10 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

         5.11 Chief Executive Officer.

                  (a) The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer at any time, such officer shall have authority to take any action that the President is authorized to take by these Bylaws (other than the execution of stock certificates).

                  (b) The initial Chief Executive Officer shall be _____________, who shall serve a one-year term commencing on ____________, subject to his earlier resignation or removal in accordance with these Bylaws. Any renewal of the initial term of such initial Chief Executive Officer, and any removal or replacement of such initial Chief Executive Officer prior to the expiration of the initial term, shall require the approval of a majority of the Board of Directors, which majority must include the approval of all Class B and Class C Directors (as defined in the Articles) then serving on the Board of Directors. Thereafter, the Chief Executive Officer shall be selected by vote of the full Board of Directors. Until September 30, 2003, all candidates for Chief Executive Officer shall be identified for the full Board by a special committee (the "Search Committee") of the Board comprised of all Class B and Class C Directors.

         5.12 Chief Operating Officer.

                  (a) The Chief Operating Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

                  (b) The President and Chief Operating Officer, if any is in office on the date hereof, is hereby removed and the first person appointed to these offices after the date hereof shall be selected by vote of the full Board of Directors. Until September 30, 2003, all candidates for President and Chief Operating Officer (including the first President and Chief

Operating Officer after the date hereof) shall be identified for the full Board by the Search Committee. The Search Committee will use its reasonable best efforts to identify a candidate to be the first President and Chief Operating Officer after the date hereof by February 27, 1999.

         5.13 Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President, may from time to time designate.

         5.14 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors, the Chief Executive Officer or, if no Chief Executive Officer is then in office, the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President may from time to time designate.

         5.15 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President may from time to time designate.

         5.16 Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Except as otherwise provided in these Bylaws, the Chief Executive Officer, if one is then serving in office, shall report to the Board of Directors, the President shall report to the Board of Directors and the Chief Executive Officer (at any time one is serving in office), and the Chief Operating Officer shall report to the Board of Directors and the Chief Executive Officer (at any time one is serving in office).

         5.17 No Right to Employment. No provision of these Bylaws shall confer upon any officer or other employee of the Corporation any right with respect to the continuance of employment by the Corporation, nor shall any provision of these Bylaws interfere in any way with the right of the Corporation to terminate the employment of any officer or other employee at any time.

                                   ARTICLE VI
                                   ----------

                                      Stock
                                      -----

         6.1 Certificates. Each stockholder shall be entitled to a certificate of the stock of the Corporation, which shall represent and certify the number of shares of each class held by such stockholder in the Corporation, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be either manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion on other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article IX of the Articles) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article VII of the Articles) with respect thereto as is required by law.

         6.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         6.3 Transfer of Stock. Subject to the restrictions on the transfer of stock described in Article IX of the Articles, shares of stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require.

         6.4 Record Holders. Except as may otherwise be required by law, by the Articles or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

         It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.

         6.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than 90 nor less than 10 days before the date of such meeting and (b) in the case of any other action, shall not be more than 90 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII
                                   -----------

                                 Indemnification
                                 ---------------

         7.1 Indemnification to the Extent Permitted by Law. The Corporation shall indemnify, to the full extent authorized or permitted by Maryland statutory or decisional law or any other applicable law, any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact he, his testator or intestate is or was a Director or officer of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director or officer of, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law. The Corporation shall indemnify any Indemnified Person's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the status of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property (including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse's or child's own acts. The provisions of this Section 7.1 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.

         7.2 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to Directors and officers of the Corporation.

         7.3 Insurance. The Corporation shall have the power to purchase and maintain insurance to protect itself and any Indemnified Person, employee or agent of the Corporation against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

         7.4 Non-Exclusive Rights to Indemnify; Heirs and Personal Representatives. The rights to indemnification set forth in this Article VII are in addition to all rights which any Indemnified Person may be entitled as a matter of law or by contract, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

         7.5 No Limitation. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification to such persons as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation as a Director or officer.

         7.6 Amendment, Repeal or Modification. Any amendment, repeal or modification of any provision of this Article VII by the stockholders or the Directors of the Corporation is effective on a prospective basis only and neither repeal nor modification of such provisions shall adversely affect any right or protection of a Director or officer of the Corporation under this
Article VII existing at the time of such amendment, repeal or modification.

         7.7 Right of Claimant to Bring Suit. If a claim under Section 7.1 of this Article VII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         7.8 Partial Indemnification. If any Indemnified Person is entitled under any provision of these Bylaws to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such Indemnified Person for the portion of such expenses, judgments, fines or penalties to which such Indemnified Person is entitled.

                                  ARTICLE VIII
                                  ------------

                            Miscellaneous Provisions
                            ------------------------

         8.1 Exemption From Control Share Acquisition Statute. Subject to amendment or repeal of this Section 8.1, pursuant to Section 3-702 of the MGCL, the provisions of Title 3, Subtitle 7 of the MGCL, which relates to voting rights of certain control shares, shall not apply to any share of stock of the corporation now or hereafter issued.

         8.2 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

         8.3 Fiscal Year. The fiscal year of the Corporation shall be a calendar year or as may otherwise be fixed by the Board of Directors.

         8.4 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         8.5 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, or if no Chief Executive Officer is then in office, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

         8.6 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

         8.7 Corporate Records. The original or attested copies of the Articles, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

         8.8 Amendment of Bylaws. Except as provided otherwise by law, these Bylaws may be amended or repealed solely by the Board of Directors by the affirmative vote of a majority of the Directors then in office; provided, however, that the amendment or repeal of any of the provisions of Section 3.9 or
Section 4.1 of these Bylaws shall require (a) if at the time such amendment or repeal is proposed there is both a Class B and Class C Director (as defined in the Articles) in office, the affirmative vote of a majority of the Directors then in office, including the affirmative vote of each of the Class B and Class C Directors, or (b) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such matter.

         8.9 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

Adopted and effective as of ____________, 1998.